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                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Acuity Brands, Inc. Long-Term Incentive Plan and to the incorporation by reference therein of our report dated October 29, 2004, with respect to the consolidated financial statements and schedule of Acuity Brands, Inc. included in its Annual Report (Form 10-K) for the year ended August 31, 2004, filed with the Securities and Exchange Commission.


                                                   /s/ Ernst & Young LLP



Atlanta, Georgia
July 7, 2005